UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2011

COMPLETE GENOMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34939	20-3226545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2071 Stierlin Court

Mountain View, California 94043

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 943-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 22, 2011, Complete Genomics, Inc. (the “Company”) held its annual meeting of stockholders at its facility in Mountain View, California. The stockholders of the Company voted on the four proposals listed below. The final results for the votes regarding each proposal are set forth below. The proposals are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on May 2, 2011.

1. Elect three Class I members of the Board of Directors to serve for a three-year term until the 2014 Annual Meeting of Stockholders or until their respective successors are elected and qualified or their earlier resignation or removal:

Name	Votes For	Withheld	Abstentions	Broker Non-Votes
Carl L. Gordon, Ph.D., CFA	21,057,239	40,549	—	1,116,208
Lewis J. Shuster	21,039,108	58,680	—	1,116,208
Charles P. Waite, Jr.	21,043,326	54,462	—	1,116,208

2. Advisory vote on executive compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,574,753	493,359	29,676	1,116,208

3. Advisory vote on the frequency of the advisory vote on executive compensation.

1 Year	2 Years	3 Years	Abstentions
3,877,575	5,948	17,183,974	30,291

4. Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,072,949	16,034	125,013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2011	COMPLETE GENOMICS, INC.

	By:	/s/ Ajay Bansal
Name: Ajay Bansal
Title: Chief Financial Officer